AMENDMENT TO SECOND AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT ACCOUNTS AND EQUIPMENT

THIS EIGHTH AMENDMENT ("Amendment") is made effective as of the 30th day of September, 1995, by and between Auto-Graphics, Inc., a California corporation ("Borrower") and THE BANK OF CALIFORNIA, N. A., a national banking association ("Bank").

RECITALS

A. Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Second Amended and Restated Revolving Credit Agreement - Accounts and Equipment dated August 28, 1992, as amended January 5, 1993,
June 9, 1993, June 13, 1994, June 30, 1994, January 27, 1995, June 9, 199S and
July 3, 1995 (the "Agreement");

B. Borrower and Bank have agreed to amend the Agreement to reflect certain changes in the terms and conditions set forth therein.

NOW, THEREFORE, the parties hereto agree as follows:

1. Section 7.1 (a) of the Agreement is hereby deleted in its entirety, and the following substituted therefor:

" (a) Maintain current assets in an amount at least equal to 1.25 times current liabilities on a quarterly basis. "

2. Section 7.1 (b) of the Agreement is hereby deleted in its entirety, and the following substituted therefor:

" (b) Borrower will not permit total indebtedness to exceed 2.00 times Tangible Net Worth on a quarterly basis. "

3. The following new Section 7.1 (d) is hereby added to the Agreement immediately after the end of Section 7.1 (c):

" (d) Maintain profitable operations in an amount not less than $50,000.00 on an annual basis. "

GENERAL AMENDMENT PROVISIONS

A. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment, and this Amendment and the Agreement shall be read together as one document. Where any provisions of the Agreement amended by this Amendment appear in a promissory note tied to the Agreement, the same provisions in said promissory note shall be deemed likewise amended.

B. Borrower hereby confirms all representations and warranties contained in the Agreement and reaffirms all covenants, set forth therein. Further, Borrower certifies that, as of the date of the Amendment, there exits no Event of Default as defined in the Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to become effective as of the date and year first written above.

THE BANK OF CALIFONRIA, N.A.

By: ss/ John Allred
	John Allred
Title:  Vice-President

Auto-Graphics, Inc., a California corporation

By: ss/ Robert S. Cope
	Robert S. Cope
Title:  President